SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PARK-OHIO INDUSTRIES

          GABELLI FUNDS, LLC
               THE GABELLI SMALL CAP GROWTH FUND
                                12/28/98            2,000            15.1250
               THE GABELLI EQUITY TRUST,INC.
                                 1/06/99            2,000            14.7500
          GAMCO INVESTORS, INC.
                                 2/16/99            3,400            16.2243
                                 1/08/99            2,000            15.1563
                                 1/05/99            6,600            14.6364
                                 1/04/99            3,000            15.1250
                                12/28/98              600            15.0625
                                12/23/98              800            14.8125





















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.


          (2) PRICE EXCLUDES COMMISSION.